UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

Design Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40288	82-3929248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6005 Hidden Valley Road Suite 110
Carlsbad, California		92011
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 293-4900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DSGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2026, the Board appointed David Shapiro, M.D., to the Board as a Class III director, effective immediately, with a term ending at the Company’s 2027 annual meeting of stockholders. Dr. Shapiro was also appointed to the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”).

Pursuant to the Company’s current non-employee director compensation policy, (i) Dr. Shapiro is entitled to receive an annual cash retainer of (a) $40,000 for service on the Board and (b) $5,000 for service as a member of the Nominating Committee, and (ii) Dr. Shapiro received (a) an initial option grant to purchase 60,000 shares of our common stock, which vests monthly over a three-year period, and (b) a prorated annual option grant to purchase 7,500 shares of our common stock, which vests monthly over a one-year period.

The Company and Dr. Shapiro have also entered into the Company’s standard indemnification agreement for the Company’s directors and officers, a copy of which is filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 9, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Design Therapeutics, Inc.

Date:	April 1, 2026	By:	/s/ Pratik Shah, Ph.D.
Pratik Shah, Ph.D. President, Chief Executive Officer and Chairperson